UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2014

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2014, the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted new long-term incentive awards (the “2014 LTIP Awards”) under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), which relate to a 12-month performance period ending on March 31, 2017 (the “Performance Period”). The 2014 LTIP Awards will be available for issuance to current and future members of the Company’s leadership team, including the Company’s named executive officers. The specific terms of the 2014 LTIP Awards granted to each recipient will be set forth in separate 2014 LTIP Restricted Stock Unit Award Agreements.
Pursuant to each 2014 LTIP Award, the recipient will receive a specified maximum number of restricted stock units, each of which will represent the right to receive one share of the Company’s common stock. The 2014 LTIP Awards will vest only if the Company meets certain revenue targets ranging between $2,155.0 million and $2,446.6 million, and certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets ranging between $335.9 million and $394.2 million, in each case for the Performance Period. In addition, the recipient of the award must provide “Continuous Service” (as defined in the 2006 Plan) to the Company through March 31, 2017. No vesting of any 2014 LTIP Award will occur if the threshold performance criteria for such 2014 LTIP Award is not achieved for the Performance Period. To the extent financial performance is achieved above the threshold level, the number of restricted stock units that will vest will increase up to the maximum number of units issued under a particular 2014 LTIP Award. The determination of the level at which the performance criteria have been met will be made by the Compensation Committee based on the audited financial statements of the Company relating to the Performance Period.
The vesting of each 2014 LTIP Award will be accelerated in full in the event of a "Change in Control" (as defined in the 2006 Plan) and, within 12 months of such Change in Control, the recipient is terminated by the acquiring company without “Cause” or if the executive is “Constructively Terminated” (as such terms are defined in the 2006 Plan).
The form of 2014 LTIP Restricted Stock Unit Award Agreement (the “Agreement”) is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the terms of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.
Following its approval of the 2014 LTIP Awards and the form of the Agreement, the Board, upon recommendation of the Compensation Committee, made the following grants of 2014 LTIP Awards to the following named executive officers of the Company, in the unit amounts set forth in the table below.

Name	Position	Maximum Number of Restricted Stock Units

Angel Martinez	Chairman, President and Chief Executive Officer	48,950
Thomas George	Chief Financial Officer	9,790
David Powers	President, Omni Channel	14,074
Constance Rishwain	Brand President, UGG®	12,238
Peter Worley	President, APAC	6,118

Item 9.01    Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (2014 LTIP) under 2006 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014    Deckers Outdoor Corporation

/s/ David E. Lafitte
David E. Lafitte, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (2014 LTIP) under 2006 Equity Incentive Plan